Exhibit 99.1

CrossAmerica Partners LP Reports Fourth Quarter and Full Year 2022 Results

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Reported Fourth Quarter 2022 Net Income of $17.1 million, Adjusted EBITDA of $44.3 million and Distributable Cash Flow of $33.3 million
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Generated Full Year 2022 Net Income of $63.7 million, Adjusted EBITDA of $179.8 million and Distributable Cash Flow of $140.9 million
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Reported Fourth Quarter 2022 Gross Profit for the Wholesale Segment of $32.8 million compared to $31.1 million of Gross Profit for the Fourth Quarter 2021 and Fourth Quarter 2022 Gross Profit for the Retail Segment of $60.4 million compared to $50.2 million of Gross Profit for the Fourth Quarter 2021
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Generated Full Year 2022 Gross Profit for the Wholesale Segment of $130.7 million compared to $124.7 million of Gross Profit for the Full Year 2021 and Full Year 2022 Gross Profit for the Retail Segment of $245.0 million compared to $152.3 million of Gross Profit for the Full Year 2021
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Leverage, as defined in the CAPL Credit Facility, was 3.7 times as of December 31. 2022, compared to 5.1 times as of December 31, 2021
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The Distribution Coverage Ratio was 1.67 times for the Fourth Quarter 2022 compared to 1.56 times for the Fourth Quarter 2021 and for the Full Year 2022 was 1.77 times compared to 1.28 times for the comparable period of 2021
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Appointed Thomas E. Kelso as a member of the Board of Directors, effective February 24, 2023
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During the Fourth Quarter 2022, CrossAmerica changed its segment reporting to simplify the assessment of the performance of its operating segments

Allentown, PA February 27, 2023 – CrossAmerica Partners LP (NYSE: CAPL) (“CrossAmerica” or the “Partnership”), a leading wholesale fuels distributor, convenience store operator, and owner and lessor of real estate used in the retail distribution of motor fuels, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“Our results for the quarter, and year, were outstanding and our year-end balance sheet reflects our strong overall financial position,” said Charles Nifong, President and CEO of CrossAmerica. “Due to the strategic actions the board and management team have taken since re-acquiring the general partner, the Partnership was well positioned to capitalize on the favorable operating environment in the second half of 2022. Our strong strategic position and our excellent operational execution combined to generate exceptional financial performance for the year.”

New Segment Reporting

During the fourth quarter of 2022, CrossAmerica changed its segment reporting to simplify the assessment of the performance of its operating segments. Prior to the fourth quarter, the wholesale segment included the wholesale fuel gross profit on intersegment sales by the wholesale segment to the retail segment. Likewise, the wholesale segment included an allocation of operating expenses related to the operation of CrossAmerica's retail sites consistent with the allocation of the overall fuel gross profit.

Starting in the fourth quarter of 2022, the wholesale segment includes only the fuel gross profit on sales to lessee dealers and independent dealers and the retail segment includes the entire fuel gross profit on sales at CrossAmerica's company operated and commission agent sites. Likewise, operating expenses are allocated to each segment based on estimates of the level of effort expended on the lessee and independent dealer business in CrossAmerica's wholesale segment; and the company operated and commission site business in the Partnership’s retail segment.

CrossAmerica has recast the results of its segments for periods prior to October 1, 2022 to be consistent with the new segment reporting. CrossAmerica has provided tables at the end of this press release to show the effects of this new segment reporting for the past quarterly periods of 2022 and 2021.

Non-GAAP Measures and Same Store Metrics

Non-GAAP measures used in this release include EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. These Non-GAAP measures are further described and reconciled to their most directly comparable GAAP measures in the Supplemental Disclosure Regarding Non-GAAP Financial Measures section of this release.

Same store fuel volume and same store merchandise sales include aggregated individual store results for all stores that had fuel volume or merchandise sales in all months for both periods. Same store merchandise sales excludes branded food sales and other revenues such as lottery commissions and car wash sales. Joe’s Kwik Marts’ volume/sales are not included in the full year same store metrics, as the stores were not part of the CrossAmerica retail segment in all months for both years (2022 and 2021).

Fourth Quarter and Full Year Results

Consolidated Results

Key Operating Metrics	Q4 2022	Q4 2021	FY2022	FY2021
Net Income	$17.1M	$12.0M	$63.7M	$21.7M
Adjusted EBITDA	$44.3M	$37.0M	$179.8M	$123.3M
Distributable Cash Flow	$33.3M	$31.0M	$140.9M	$102.2M
Distribution Coverage Ratio	1.67x	1.56x	1.77x	1.28x

CrossAmerica reported increases in Operating Income, Net Income, Adjusted EBITDA and its Distribution Coverage Ratio for the fourth quarter 2022 compared to the fourth quarter 2021 primarily due to improved fuel gross profit performance in both the wholesale and retail segments. CrossAmerica also reported increases in Operating Income, Net Income, Adjusted EBITDA and its Distribution Coverage Ratio for the full year 2022 compared to the full year 2021 due to the acquisition of assets from 7-Eleven in the third quarter of 2021 as well as improved fuel gross profit performance in the wholesale and retail segments.

Wholesale Segment

Key Operating Metrics	Q4 2022	Q4 2021	FY 2022	FY 2021
Wholesale segment gross profit	$32.8M	$31.1M	$130.7M	$124.7M
Wholesale motor fuel gallons distributed	213.5M	230.6M	844.5M	931.3M
Average wholesale gross profit per gallon	$0.087	$0.078	$0.087	$0.075

During the fourth quarter 2022, CrossAmerica’s wholesale segment gross profit increased 6% compared to the fourth quarter 2021. This was driven by an increase in motor fuel gross profit resulting from a 12% increase in fuel margin per gallon, partially offset by a 7% decline in wholesale volume distributed.

For the full year 2022, the Partnership's gross profit increased 5% from $124.7 million in 2021 to $130.7 million for the full year 2022. During both the fourth quarter and full year 2022, the Partnership’s wholesale fuel margin benefited from its ongoing execution of strategic initiatives and higher variable margins. Higher wholesale variable margins were due to greater market volatility during both the fourth quarter and full year 2022 as compared to the fourth quarter and full year 2021. CrossAmerica also benefited from higher terms discounts as a result of higher fuel prices during the quarter and full year 2022 as compared to the fourth quarter and full year 2021. Wholesale volume distributed declined primarily due to lower volume in the CrossAmerica base business during the fourth quarter and full year and, to a lesser extent, the Partnership’s real estate optimization efforts.

Retail Segment

Key Operating Metrics	Q4 2022	Q4 2021	FY 2022	FY 2021
Retail segment gross profit	$60.4M	$50.2M	$245.0M	$152.3M

Retail segment motor fuel gallons distributed	125.1M	125.3M	496.6M	403.9M
Same store motor fuel gallons distributed	119.2M	120.2M	324.8M	329.3M
Retail segment motor fuel gross profit	$35.9M	$27.8M	$146.5M	$79.3M
Retail segment margin per gallon, before deducting credit card fees and commissions	$0.383	$0.309	$0.396	$0.280

Same store merchandise sales excluding cigarettes*	$42.6M	$40.3M	$103.9M	$101.9M
Merchandise gross profit*	$18.6M	$17.2M	$76.1M	$55.1M
Merchandise gross profit percentage*	27.5%	25.4%	27.2%	26.4%

*Includes only company operated retail sites

For the fourth quarter 2022, the retail segment generated a 20% increase in gross profit compared to the fourth quarter 2021. The retail segment generated a 61% increase in gross profit for the full year 2022 when compared to the full year 2021. The increases for both the fourth quarter and full year 2022 were primarily due to higher motor fuel and merchandise gross profit, partially offset by increased expenses, particularly in the areas of labor and maintenance.

The retail segment sold 125.1 million of retail fuel gallons during the fourth quarter 2022, which was relatively flat when compared to the fourth quarter 2021. Same store retail segment fuel volume for the fourth quarter 2022 declined 1% from 120.2 million gallons during the fourth quarter 2021 to 119.2 million gallons. The retail segment generated $8.1 million of additional motor fuel gross profit for the three months ended December 31, 2022, as compared to the same period in 2021 due to higher fuel margins per gallon.

For the full year 2022, CrossAmerica sold 496.6 million of retail fuel gallons, which was an increase of 23% when compared to the full year 2021. The increase was primarily driven by the acquisition of assets from 7-Eleven, which occurred primarily during the third quarter 2021. Same store fuel volume for the full year 2022 was 324.8 million gallons compared to 329.3 million gallons for the same period of 2021, representing a slight decline of 1%. The retail segment generated $67.2 million of additional motor fuel gross profit for the twelve months ended December 31, 2022, as compared to the same period in 2021 due to both an increase in overall volume and a higher fuel margin per gallon.

For both the fourth quarter and full year 2022, CrossAmerica’s merchandise gross profit and other revenue increased when compared to the fourth quarter and full year 2021. The fourth quarter increase was primarily due to an increase in overall store sales due to higher retail prices and improved product margins. Same store merchandise sales excluding cigarettes increased 6% for the fourth quarter 2022 when compared to the fourth quarter 2021. The full year increase was due to higher retail prices and the increase in company operated sites driven by the acquisition of assets from 7-Eleven. Same store merchandise sales excluding cigarettes increased 2% for the full year 2022 when compared to the full year 2021. Merchandise gross profit percentage increased from 25.4% for the fourth quarter 2021 to 27.5% for the fourth quarter 2022 primarily due to improved merchandise margins in the categories of packaged beverages, snacks and certain tobacco products, including cigarettes. For the full year 2022, the merchandise gross profit percentage increased to 27.2% from 26.4% for the full year 2021 due to similar factors that impacted the fourth quarter improvement in merchandise gross profit margin.

Acquisition and Divestment Activity

On November 9, 2022, CrossAmerica closed on the acquisition of assets from Community Service Stations, Inc. for a purchase price of $27.5 million plus working capital. The assets consisted of wholesale fuel supply contracts to 38 dealer owned locations, 35 sub-wholesaler accounts and two commission locations (1 fee based and 1 lease). CrossAmerica funded this acquisition through borrowings on the CAPL Credit Facility and cash on hand.

During the twelve months ended December 31, 2022, CrossAmerica sold 27 properties for $12.9 million in proceeds, resulting in a net gain of $3.5 million.

Liquidity and Capital Resources

As of December 31, 2022, CrossAmerica had $606.1 million outstanding under its CAPL Credit Facility and $159.0 million outstanding under its JKM Credit Facility. As of February 23, 2023, after taking into consideration debt covenant restrictions, approximately $120.5 million was available for future borrowings under the CAPL Credit Facility. Leverage, as defined in the CAPL Credit Facility, was 3.7 times as of December 31, 2022, compared to 5.1 times as of December 31, 2021. As of December 31, 2022, CrossAmerica was in compliance with its financial covenants under the credit facilities.

Distributions

On January 19, 2023, the Board of the Directors of CrossAmerica’s General Partner (“Board”) declared a quarterly distribution of $0.5250 per limited partner unit attributable to the fourth quarter 2022. As previously announced, the distribution was paid on February 10, 2023 to all unitholders of record as of February 3, 2023. The amount and timing of any future distributions is subject to the discretion of the Board as provided in CrossAmerica’s Partnership Agreement.

New Board Member

Effective as of February 24, 2023, Lehigh Gas GP Holdings LLC, as the sole member of the General Partner, appointed Thomas E. Kelso as a member of the Board. Prior to being appointed a board member, Mr. Kelso co-founded and operated Ocean Petroleum Co., Inc., a petroleum distributorship, and then joined Matrix Capital Markets Group, Inc. in 1997 and created the firm’s Downstream Energy and Convenience Retail Investment Banking Group. He served as Group Head until he became President of the firm in 2017. Before retiring from Matrix in 2022, Mr. Kelso managed scores of petroleum distribution and c-store transactions and has been a frequent speaker at various industry trade group meetings discussing topics related to capital formation and mergers and acquisitions. He continues to hold Series 79, 63, 24 and 99 FINRA securities licenses and has been active in numerous charitable boards and community endeavors. Full biographical information for Mr. Kelso is available on CrossAmerica’s website and in CrossAmerica’s 2022 Annual Report on Form 10-K.

The Board has named Mr. Kelso as a member of the audit and conflicts committees of the Board.

Conference Call

The Partnership will host a conference call on February 28, 2023 at 9:00 a.m. Eastern Time to discuss fourth quarter and full year 2022 earnings results. A live webcast of the call can be accessed by going to the investor section of the CrossAmerica Partners website at https://caplp.gcs-web.com/webcasts-presentations. Interested parties may participate live via telephone by registering at a conference call link also provided at https://caplp.gcs-web.com/webcasts-presentations. Please follow this link and register with a valid email address. A PIN will be provided to you with dial-in instructions. Also included on the website on that same day will be related earnings materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures. After the live conference call, an archive of the webcast will be available on the investor section of the CrossAmerica site at https://caplp.gcs-web.com/webcasts-presentations within 24 hours after the call for a period of sixty days.

CROSSAMERICA PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(Thousands of Dollars, except unit data)

	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$16,054	$7,648
Accounts receivable, net of allowances of $686 and $458, respectively	30,825	33,331
Accounts receivable from related parties	743	1,149
Inventory	47,307	46,100
Assets held for sale	983	4,907
Current portion of interest rate swap contracts	13,827	115
Other current assets	8,667	13,065
Total current assets	118,406	106,315
Property and equipment, net	728,379	755,454
Right-of-use assets, net	164,942	169,333
Intangible assets, net	113,919	114,187
Goodwill	99,409	100,464
Interest rate swap contracts, less current portion	3,401	2,916
Other assets	26,142	21,473
Total assets	$1,254,598	$1,270,142

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt and finance lease obligations	$11,151	$10,939
Current portion of operating lease obligations	35,345	34,832
Accounts payable	77,048	67,173
Accounts payable to related parties	7,798	7,679
Accrued expenses and other current liabilities	23,144	20,682
Motor fuel and sales taxes payable	20,813	22,585
Total current liabilities	175,299	163,890
Debt and finance lease obligations, less current portion	761,638	810,635
Operating lease obligations, less current portion	135,220	140,149
Deferred tax liabilities, net	10,588	12,341
Asset retirement obligations	46,431	45,366
Other long-term liabilities	46,289	41,203
Total liabilities	1,175,465	1,213,584

Commitments and contingencies (Notes 15 and 16)

Preferred membership interests	26,156	—

Equity:
Common units— 37,937,604 and 37,896,556 units issued and outstanding at December 31, 2022 and 2021, respectively	36,508	53,528
Accumulated other comprehensive income	16,469	3,030
Total equity	52,977	56,558
Total liabilities and equity	$1,254,598	$1,270,142

CROSSAMERICA PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands of Dollars, Except Unit and Per Unit Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating revenues (a)	$1,124,773	$1,077,519	$4,967,424	$3,579,259
Cost of sales (b)	1,031,507	996,259	4,591,653	3,302,306
Gross profit	93,266	81,260	375,771	276,953

Operating expenses:
Operating expenses (c)	43,538	39,058	174,708	134,079
General and administrative expenses	6,813	6,501	25,575	30,930
Depreciation, amortization and accretion expense	19,102	21,120	80,625	77,852
Total operating expenses	69,453	66,679	280,908	242,861
Gain on dispositions and lease terminations, net	1,763	1,662	1,143	2,037
Operating income	25,576	16,243	96,006	36,129
Other income, net	152	125	504	544
Interest expense	(9,767)	(5,949)	(32,100)	(18,244)
Income before income taxes	15,961	10,419	64,410	18,429
Income tax (benefit) expense	(1,129)	(1,561)	714	(3,225)
Net income	17,090	11,980	63,696	21,654
Accretion of preferred membership interests	588	—	1,726	—
Net income available to limited partners	$16,502	$11,980	$61,970	$21,654

Earnings per common unit
Basic	$0.44	$0.32	$1.63	$0.57
Diluted	$0.43	$0.32	$1.63	$0.57

Weighted-average common units:
Basic common units	37,928,970	37,891,701	37,916,829	37,880,910
Diluted common units	38,085,600	37,913,003	38,059,774	37,884,124

Supplemental information:
(a) includes excise taxes of:	$65,913	$72,584	$270,501	$228,764
(a) includes rent income of:	21,370	20,350	84,106	83,182
(b) excludes depreciation, amortization and accretion
(b) includes rent expense of:	5,765	5,853	23,457	23,765
(c) includes rent expense of:	3,733	3,717	15,254	13,531

CROSSAMERICA PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Thousands of Dollars)

	For the Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net income	$63,696	$21,654	$107,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion expense	80,625	77,852	68,742
Amortization of deferred financing costs	2,788	1,862	1,042
Credit loss expense	232	253	1,210
Deferred income tax benefit	(1,753)	(3,761)	(4,436)
Equity-based employee and director compensation expense	2,294	1,311	172
Gain on dispositions and lease terminations, net	(1,143)	(2,037)	(88,912)
Changes in operating assets and liabilities, net of acquisitions	14,578	(1,666)	19,210
Net cash provided by operating activities	161,317	95,468	104,484

Cash flows from investing activities:
Principal payments received on notes receivable	203	793	974
Proceeds from sale of assets	13,344	15,359	21,729
Proceeds from sale of assets to Circle K	—	—	23,049
Capital expenditures	(30,351)	(41,859)	(37,057)
Cash paid in connection with acquisitions, net of cash acquired	(29,594)	(272,983)	(28,244)
Net cash used in investing activities	(46,398)	(298,690)	(19,549)

Cash flows from financing activities:
Borrowings under revolving credit facilities	114,100	194,895	106,180
Repayments on revolving credit facilities	(138,538)	(77,500)	(112,000)
Borrowings under the Term Loan Facility	1,120	182,460	—
Repayments on the Term Loan Facility	(24,600)	—	—
Net proceeds from issuance of preferred membership interests	24,430	—	—
Payments of finance lease obligations	(2,724)	(2,604)	(2,458)
Payments of deferred financing costs	(474)	(7,201)	—
Distributions paid on distribution equivalent rights	(202)	(141)	(40)
Distributions paid to holders of the IDRs	—	—	(133)
Distributions paid on common units	(79,625)	(79,552)	(77,751)
Net cash (used in) provided by financing activities	(106,513)	210,357	(86,202)
Net increase (decrease) in cash and cash equivalents	8,406	7,135	(1,267)

Cash and cash equivalents at beginning of period	7,648	513	1,780
Cash and cash equivalents at end of period	$16,054	$7,648	$513

Segment Results

Wholesale

The following table highlights the results of operations and certain operating metrics of the Wholesale segment (thousands of dollars, except for the number of distribution sites and per gallon amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Gross profit:
Motor fuel gross profit	$18,659	$17,990	$73,378	$70,221
Rent gross profit	12,908	12,006	50,852	50,736
Other revenues	1,259	1,063	6,509	3,721
Total gross profit	32,826	31,059	130,739	124,678
Operating expenses	(8,956)	(8,942)	(37,072)	(37,906)
Operating Income	$23,870	$22,117	$93,667	$86,772

Motor fuel distribution sites (end of period): (a)
Independent dealers (b)	663	666	663	666
Lessee dealers (c)	619	637	619	637
Total motor fuel distribution sites	1,282	1,303	1,282	1,303

Motor fuel distribution sites (average):	1,274	1,309	1,286	1,325

Volume of gallons distributed	213,501	230,643	844,486	931,288

Margin per gallon	$0.087	$0.078	$0.087	$0.075

(a) In addition, CrossAmerica distributed motor fuel to sub-wholesalers who distributed to additional sites.

(b) The decrease in the independent dealer site count for both periods (fourth quarter 2021 to fourth quarter 2022 and December 31, 2021 to December 31, 2022) was primarily attributable to expiration of contracts, most of which were lower margin, partially offset by the increase in independent dealer sites as a result of the acquisition of assets from Community Service Stations, Inc.

(c) The decreases in the lessee dealer count for both periods (fourth quarter 2021 to fourth quarter 2022 and December 31, 2021 to December 31, 2022) were primarily attributable to the real estate rationalization effort.

Retail

The following table highlights the results of operations and certain operating metrics of the Retail segment (in thousands, except for the number of retail sites):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Gross profit:
Motor fuel	$35,925	$27,791	$146,546	$79,318
Merchandise	18,639	17,241	76,135	55,117
Rent	2,697	2,491	9,797	8,681
Other revenue	3,179	2,679	12,554	9,159
Total gross profit	60,440	50,202	245,032	152,275
Operating expenses	(34,582)	(30,116)	(137,636)	(96,173)
Operating income	$25,858	$20,086	$107,396	$56,102

Retail sites (end of period):
Company operated retail sites	255	252	255	252
Commission agents	200	198	200	198
Total retail segment sites	455	450	455	450

Total retail segment statistics:
Volume of gallons sold	125,110	125,286	496,634	403,850
Same store total system gallons sold	119,181	120,199	324,763	329,346
Average retail fuel sites	451	451	452	389
Margin per gallon, before deducting credit card fees and commissions	$0.383	$0.309	$0.396	$0.280

Company operated site statistics:
Average retail fuel sites	253	253	253	187
Same store fuel volume (a)	77,785	79,388	167,762	170,082
Margin per gallon, before deducting credit card fees	$0.422	$0.328	$0.426	$0.309
Same store merchandise sales (a)	$63,283	$62,763	$150,408	$153,305
Same store merchandise sales excluding cigarettes (a)	$42,597	$40,258	$103,914	$101,888
Merchandise gross profit percentage	27.5%	25.4%	27.2%	26.4%

Commission site statistics:
Average retail fuel sites	198	198	199	202
Margin per gallon, before deducting credit card fees and commissions	$0.310	$0.270	$0.336	$0.238

(a) Same store fuel volume and same store merchandise sales include aggregated individual store results for all stores that had fuel volume or merchandise sales in all months for both periods. Same store merchandise sales excludes branded food sales and other revenues such as lottery commissions and car wash sales.

Supplemental Disclosure Regarding Non-GAAP Financial Measures

CrossAmerica uses the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income before deducting interest expense, income taxes and depreciation, amortization and accretion (which includes certain impairment charges). Adjusted EBITDA represents EBITDA as further adjusted to exclude equity-based compensation expense, gains or losses on dispositions and lease terminations, net and certain discrete acquisition related costs, such as legal and other professional fees, separation benefit costs and certain other discrete non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. The Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by distributions paid.

EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess CrossAmerica’s financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of the Partnership’s business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of CrossAmerica’s retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess the ability to generate cash sufficient to make distributions to CrossAmerica’s unitholders.

CrossAmerica believes the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing the financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in the industry, CrossAmerica’s definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (a)	$17,090	$11,980	$63,696	$21,654
Interest expense	9,767	5,949	32,100	18,244
Income tax (benefit) expense	(1,129)	(1,561)	714	(3,225)
Depreciation, amortization and accretion	19,102	21,120	80,625	77,852
EBITDA	44,830	37,488	177,135	114,525
Equity-based employee and director compensation expense	686	215	2,294	1,311
Gain on dispositions and lease terminations, net	(1,763)	(1,662)	(1,143)	(2,037)
Acquisition-related costs (b)	523	959	1,508	9,461
Adjusted EBITDA	44,276	37,000	179,794	123,260
Cash interest expense	(9,032)	(5,269)	(29,312)	(16,382)
Sustaining capital expenditures (c)	(1,973)	(754)	(7,164)	(4,161)
Current income tax benefit (expense)	53	—	(2,466)	(548)
Distributable Cash Flow	$33,324	$30,977	$140,852	$102,169
Distributions paid	$19,913	$19,893	$79,625	$79,552
Distribution Coverage Ratio (d)	1.67x	1.56x	1.77x	1.28x

(a) Beginning in the second quarter of 2022, CrossAmerica reconciled Adjusted EBITDA to Net Income rather than to Net income available to limited partners. The difference between Net income and Net income available to limited partners is that, beginning in the second quarter of 2022, the accretion of preferred membership interests issued in late March 2022 is a deduction from Net income in computing Net income available to limited partners. Because Adjusted EBITDA is used to assess our financial performance, without regard to capital structure, CrossAmerica believes Adjusted EBITDA should be reconciled with Net Income, so that the calculation isn’t impacted by the accretion of preferred membership interests. This approach is comparable to the reconciliation of Adjusted EBITDA to Net income available to limited partners in past periods, as the Partnership has not recorded accretion of preferred membership interests in past periods.

(b) Relates to certain discrete acquisition-related costs, such as legal and other professional fees, separation benefit costs and certain purchase accounting adjustments associated with recently acquired businesses.

(c) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain CrossAmerica's long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain the sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(d) In 2022, CrossAmerica updated its calculation of its Distribution Coverage Ratio to divide Distributable Cash Flow by distributions paid, whereas in prior periods, the Distribution Coverage Ratio was calculated as Distributable Cash Flow divided by the weighted-average diluted common units and then CrossAmerica divided that result by distributions paid per limited partner unit.

New Segment Reporting

During the fourth quarter of 2022, CrossAmerica changed its segment reporting to simplify the assessment of performance of its operating segments. CrossAmerica has recast the results of its segments for periods prior to October 1, 2022 to be consistent with the new segment reporting. CrossAmerica has provided tables below to show the effects of this new segment reporting for the past quarterly periods of 2022 and 2021.

Wholesale Segment

2022

	Three Months Ended,				Year Ended December 31,
	3/31/2022	6/30/2022	9/30/2022	12/31/2022	2022
Gross profit:
Motor fuel gross profit	$16,184	$19,034	$19,501	$18,659	$73,378
Rent gross profit	12,339	12,646	12,959	12,908	50,852
Other revenues	1,786	1,807	1,657	1,259	6,509
Total gross profit	30,309	33,487	34,117	32,826	130,739
Operating expenses	(8,716)	(9,329)	(10,071)	(8,956)	(37,072)
Operating Income	$21,593	$24,158	$24,046	$23,870	$93,667

Motor fuel distribution sites (end of period):
Independent dealers	656	637	623	663	663
Lessee dealers	642	645	641	619	619
Total motor fuel distribution sites	1,298	1,282	1,264	1,282	1,282

Motor fuel distribution sites (average):	1,302	1,289	1,273	1,274	1,286

Volume of gallons distributed	203,915	214,413	212,657	213,501	844,486

Margin per gallon	$0.079	$0.089	$0.092	$0.087	$0.087

2021

	Three Months Ended,				Year Ended December 31,
	3/31/2021	6/30/2021	9/30/2021	12/31/2021	2021
Gross profit:
Motor fuel gross profit	$15,523	$18,529	$18,179	$17,990	$70,221
Rent gross profit	12,493	12,973	13,264	12,006	50,736
Other revenues	1,134	729	795	1,063	3,721
Total gross profit	29,150	32,231	32,238	31,059	124,678
Operating expenses	(9,755)	(10,730)	(8,479)	(8,942)	(37,906)
Operating Income	$19,395	$21,501	$23,759	$22,117	$86,772

Motor fuel distribution sites (end of period):
Independent dealers	683	675	676	666	666
Lessee dealers	648	651	643	637	637
Total motor fuel distribution sites	1,331	1,326	1,319	1,303	1,303

Motor fuel distribution sites (average):	1,338	1,328	1,325	1,309	1,325

Volume of gallons distributed	213,708	242,392	244,545	230,643	931,288

Margin per gallon	$0.073	$0.076	$0.074	$0.078	$0.075

Retail Segment

2022

	Three Months Ended,				Year Ended December 31,
	3/31/2022	6/30/2022	9/30/2022	12/31/2022	2022
Gross profit:
Motor fuel	$26,304	$29,841	$54,476	$35,925	$146,546
Merchandise	16,682	20,165	20,649	18,639	76,135
Rent	2,447	2,258	2,395	2,697	9,797
Other revenue	3,088	3,194	3,093	3,179	12,554
Total gross profit	48,521	55,458	80,613	60,440	245,032
Operating expenses	(33,393)	(32,887)	(36,774)	(34,582)	(137,636)
Operating income	$15,128	$22,571	$43,839	$25,858	$107,396

Retail sites (end of period):
Company operated retail sites	255	253	252	255	255
Commission agents	201	199	198	200	200
Total retail segment sites	456	452	450	455	455

Total retail segment statistics:
Volume of gallons sold	116,040	128,815	126,669	125,110	496,634
Average retail fuel sites	454	454	451	451	452
Margin per gallon, before deducting credit card fees and commissions	$0.319	$0.340	$0.534	$0.383	$0.396

Company operated site statistics:
Average retail fuel sites	254	254	253	253	253
Same store fuel volume	39,182	45,078	45,829	77,785	167,762
Margin per gallon, before deducting credit card fees	$0.327	$0.350	$0.596	$0.422	$0.426
Same store merchandise sales	$34,447	$40,744	$42,044	$63,283	$150,408
Same store merchandise sales excluding cigarettes	$23,081	$28,187	$29,167	$42,597	$103,914
Merchandise gross profit percentage	26.8%	27.3%	27.1%	27.5%	27.2%

Commission site statistics:
Average retail fuel sites	200	200	198	198	199
Margin per gallon, before deducting credit card fees and commissions	$0.303	$0.320	$0.410	$0.310	$0.336

2021

	Three Months Ended,				Year Ended December 31,
	3/31/2021	6/30/2021	9/30/2021	12/31/2021	2021
Gross profit:
Motor fuel	$11,429	$16,725	$23,373	$27,791	$79,318
Merchandise	10,364	11,969	15,543	17,241	55,117
Rent	2,066	1,858	2,266	2,491	8,681
Other revenue	1,859	2,311	2,310	2,679	9,159
Total gross profit	25,718	32,863	43,492	50,202	152,275
Operating expenses	(19,648)	(20,340)	(26,069)	(30,116)	(96,173)
Operating income	$6,070	$12,523	$17,423	$20,086	$56,102

Retail sites (end of period):
Company operated retail sites	151	152	248	252	252
Commission agents	205	202	200	198	198
Total retail segment sites	356	354	448	450	450

Total retail segment statistics:
Volume of gallons sold	78,235	89,806	110,523	125,286	403,850
Average retail fuel sites	356	353	395	451	389
Margin per gallon, before deducting credit card fees and commissions	$0.224	$0.268	$0.295	$0.309	$0.280

Company operated site statistics:
Average retail fuel sites	151	150	194	253	187
Same store fuel volume	37,499	44,340	49,478	79,388	170,082
Margin per gallon, before deducting credit card fees	$0.261	$0.299	$0.321	$0.328	$0.309
Same store merchandise sales	$35,579	$42,017	$42,871	$62,763	$153,305
Same store merchandise sales excluding cigarettes	$22,953	$27,952	$28,737	$40,258	$101,888
Merchandise gross profit percentage	27.4%	26.5%	26.7%	25.4%	26.4%

Commission site statistics:
Average retail fuel sites	205	203	201	198	202
Margin per gallon, before deducting credit card fees and commissions	$0.190	$0.236	$0.255	$0.270	$0.238

About CrossAmerica Partners LP

CrossAmerica Partners LP is a leading wholesale distributor of motor fuels, convenience store operator, and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is indirectly owned and controlled by entities affiliated with Joseph V. Topper, Jr., the founder of CrossAmerica Partners and a member of the board of the general partner since 2012. Formed in 2012, CrossAmerica Partners LP is a distributor of branded and unbranded petroleum for motor vehicles in the United States and distributes fuel to approximately 1,750 locations and owns or leases approximately 1,150 sites. With a geographic footprint covering 34 states, the Partnership has well-established relationships with several major oil brands, including ExxonMobil, BP, Shell, Sunoco, Valero, Gulf, Citgo, Marathon and Phillips 66. CrossAmerica Partners LP ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.

Contact

Investor Relations: Randy Palmer, rpalmer@caplp.com or 210-742-8316

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this release that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s Form 10-K or Forms 10-Q filed with the Securities and Exchange Commission, and available on CrossAmerica’s website at www.crossamericapartners.com. The Partnership undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.